CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 21, 2007 relating to the consolidated financial statements of Colombia Goldfields Limited, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Chartered Accountants, Licensed Public Accounts

Toronto, Canada
April 19, 2007